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                                                                    Exhibit 21.1


The following is a list of Avalon's subsidiaries except for unnamed subsidiaries which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

             Subsidiary Name                       State of Incorporation
-------------------------------------------------------------------------

.. American Landfill Management, Inc                        Ohio
.. American Waste Management Services, Inc.                 Ohio
.. Antech Ltd.                                              Pennsylvania
.. Avalon Lakes Golf, Inc.                                  Ohio
     . Avalon Travel, Inc.                                 Ohio
.. AWS Remediation, Inc.                                    Pennsylvania
.. DartAmericA, Inc.                                        Ohio
     . Dart Trucking Company, Inc.                         Ohio
             - Dart Realty, Inc.                           Ohio
             - Dart Services, Inc.                         Ohio
     . TRB National Systems, Inc.                          Ohio
.. Earth Sciences Consultants, Inc.                         Pennsylvania



Parent/subsidiary relationships are indicated by indentations. In each case, 100% of the voting securities of each of the subsidiaries is owned by the indicated parent of such subsidiary.